UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
1280 Kemper Meadows Drive
Cincinnati, Ohio 45240
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2026, Hillman Solutions Corp. (the “Company”), through a wholly owned subsidiary, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with the ROBERT J. WILLIAMS 2024 FAMILY TRUST, dated December 16, 2024, the CAROL ANN WILLIAMS 2024 FAMILY TRUST, dated December 16, 2024, and the MCGRATH 2020 FAMILY TRUST, dated December 7, 2020, the owners of Kanebridge Corporation ("Kanebridge"), and the other parties thereto, pursuant to which the Company agreed to acquire Kanebridge (the “Acquisition”).

Purchase Agreement

Pursuant to the Purchase Agreement, the Company has agreed to acquire all of the outstanding equity interests of Kanebridge for aggregate consideration of approximately $315 million, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses. The Acquisition will be funded through a combination of cash on hand, a draw on the Company's revolving credit facility, and an additional committed $200 million term loan credit facility pursuant to a commitment letter entered into concurrently with the execution of the Purchase Agreement (as more fully described below).

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The parties’ obligations to consummate the Acquisition are subject to customary closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the accuracy of the representations and warranties of the parties, subject to negotiated materiality standards, and (iii) compliance by the parties with their respective covenants and agreements contained in the Purchase Agreement. The Company has obtained representations and warranties insurance in connection with the transactions contemplated by the Purchase Agreement. The Purchase Agreement may be terminated under certain customary circumstances, including by mutual written consent of the parties and in specified circumstances if the Acquisition has not been completed by October 29, 2026.

The Acquisition is expected to close around the start of the fourth quarter of 2026, subject to the satisfaction or waiver of the closing conditions described above.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Kanebridge, or any other party thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties and should not be relied upon as statements of fact.

Commitment for Additional Term Loan to Finance the Acquisition

On July 31, 2026, in connection with the Acquisition, the Company entered into a debt commitment letter (the “Commitment Letter”) with Jefferies Finance LLC (the “Commitment Party”). Pursuant to the Commitment Letter, the Commitment Party has committed, subject to the terms and conditions set forth therein, to provide senior secured term loans in an aggregate principal amount of $200 million payable in connection with the Acquisition. The additional term loans are expected to be on the same terms and maturity as our existing senior secured term loans maturing July 22, 2033, and are expected to be subject to usual and customary representations and warranties, covenants and events of default customary for facilities of this type.

The availability of the financing contemplated by the Commitment Letter is subject to customary terms and conditions for transactions of this nature, including the consummation of the Acquisition substantially concurrently with the funding of the financing, the accuracy of certain representations and warranties, the absence of specified material adverse effects, the delivery of customary documentation and other conditions set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by the terms of the Commitment Letter.

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2026, Hillman Solutions Corp. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the Company's selected summary financial results for its thirteen and twenty-six weeks ended June 27, 2026.

The information provided pursuant to Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 7.01 Regulation FD Disclosure.

On August 3, 2026, the Company issued a press release announcing that it had entered into a definitive agreement to acquire Kanebridge, among other topics. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward Looking Statements

All statements made in this report and the press releases attached as exhibits hereto that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and statements relating to the Kanebridge transaction, which may not be consummated on the terms described in the press release, or at all. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the failure to obtain required regulatory approvals for the transaction or the receipt of such approvals on unfavorable terms; (2) the failure to satisfy other closing conditions for the transaction; (3) delays in consummating the transaction; (4) the possibility that the transaction may not be completed or not completed in a timely manner; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; and (6) risks relating to the integration of the acquired business and the realization of anticipated synergies and other benefits may not be fully realized or may take longer to realize than expected; (7) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (8) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (9) the highly competitive nature of the markets that we serve; (10) the ability to continue to innovate with new products and services; (11) seasonality; (12) large customer concentration; (13) the ability to recruit and retain qualified employees; (14) the outcome of any legal proceedings that may be instituted against the Company; (15) adverse changes in currency exchange rates; or (16) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 17, 2026. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

2.1    Equity Purchase Agreement, dated July 31, 2026, by and among Hillman Solutions Corp., the ROBERT J. WILLIAMS 2024 FAMILY TRUST, dated December 16, 2024, the CAROL ANN WILLIAMS 2024 FAMILY TRUST, dated December 16, 2024, the MCGRATH 2020 FAMILY TRUST, dated December 7, 2020, and the other parties thereto.*

99.1    Press Release, dated August 3, 2026, announcing the financial results of Hillman Solutions Corp. for its thirteen and twenty-six weeks ended June 27, 2026.

99.2     Supplemental slides provided in connection with the second quarter 2026 earnings call of Hillman Solutions Corp.

99.3     Press Release, dated August 3, 2026, announcing the acquisition of Kanebridge Corporation.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2026	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer